UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 30, 2020

Ventas, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As a result of the global outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic, Ventas, Inc. is filing this Current Report on Form 8-K in order to update certain trends, risk factors and other disclosure contained in our Securities and Exchange Commission filings.

COVID-19 Pandemic

Ventas has been carefully monitoring the COVID-19 pandemic and its impact. Our first priority is the health and safety of our employees and the senior residents, caregivers and other employees, scientists, physicians and patients of our tenants and operators. On March 17, 2020, we withdrew our previously issued earnings guidance as a result of the pandemic.

Starting in March, the COVID-19 pandemic and measures to prevent its spread began to affect our enterprise and our businesses in a number of ways.

In our senior housing operating portfolio (approximately 30% of our total portfolio by net operating income), while March-to-date average occupancy has not been materially affected, it has trended lower in the second half of March. In addition, inquiries and tours have begun to decrease materially and move-ins have begun to slow. While there is not yet a clear trend, move-outs may become elevated as a result of the pandemic. Finally, operating costs have begun to rise as operators take actions to protect caregivers and residents and increase screening and infection control efforts. Each of these trends accelerated in the second half of March, and may accelerate further as the pandemic continues.

Across the rest of our portfolio, including triple-net leased (“NNN”) senior housing, NNN healthcare and Office, we collected substantially all of our rent for March. However, the pandemic may affect our tenants and properties in a variety of ways that are difficult to predict. These trends may influence occupancy levels and the immediate ability or willingness of certain of our tenants to pay rent in full on a timely basis. Numerous state, local, federal and industry-initiated efforts have also affected or may affect landlords and their ability to collect rent and or enforce remedies for the failure to pay rent.

In order to recognize the unique and unprecedented conditions affecting our NNN senior housing tenants (approximately 20% of our total portfolio by net operating income) and support their efforts to care for seniors, Ventas recently established an April rent deferral program for those care providers. Under the program, certain senior housing care providers who are Ventas tenants can defer 25% of their April 2020 payment obligation until the earlier of October 1, 2020 or receipt of government assistance. All amounts deferred are required to be used for operating expenses to care for seniors at Ventas communities. Based on our current expectations, we estimate that the amount of payments deferred under the terms of this program for April could be in the range of $3-9 million.

As of March 28, 2020, as reported by our senior housing tenants and operators, in our total senior housing portfolio (including NNN senior housing), which consists of approximately 740 communities, 33 communities have experienced at least one confirmed COVID-19 diagnosis affecting approximately 70 residents out of approximately 70,000 and approximately 25 staff out of approximately 55,000. The incidence of confirmed cases in our senior housing portfolio has generally been consistent with national trends and geographic concentrations. There are also a limited number of confirmed cases in our Office portfolio. The incidence of confirmed cases in our senior housing and Office portfolios may continue and could accelerate depending on the duration, scope and depth of the COVID-19 pandemic.

We expect the significance of the COVID-19 pandemic, including the extent of its effect on our financial and operational results, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. For instance, recent government action to provide substantial financial support to businesses could provide helpful mitigation for our tenants and operators; its ultimate impact, however, is not yet clear. While we are not able at this time to estimate the impact of the COVID-19 pandemic on our financial and operational results, it could be material.

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

Liquidity

On March 12, 2020, we provided notice to the lenders under our $3.0 billion unsecured revolving credit facility to borrow $2.75 billion under the facility. A total of $2.9 billion is currently outstanding under the facility. After giving effect to these additional borrowings, as of March 27, 2020, we had approximately $2.9 billion in cash and cash equivalents on hand.

We increased our borrowings under our unsecured revolving credit facility as a precautionary measure to increase liquidity and preserve financial flexibility in light of the current uncertainty resulting from the COVID-19 pandemic.

On March 19, 2020, we declared a regular quarterly dividend of $0.7925 per share, payable in cash on April 14, 2020. The aggregate dividend payment will be approximately $300 million.

To preserve financial flexibility and enhance our liquidity, we have temporarily paused certain of our ground-up developments that were previously announced but were not yet substantially underway. As a result, our expected investments in all ground-up developments in 2020, net of committed construction financing, is less than $100 million in the aggregate.

Risk Factor Update

Accordingly, our risk factor disclosure in Part I, Item 1A of our Annual Report on Form 10-K is hereby supplemented as follows:

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

In December 2019, COVID-19 was first reported in Wuhan, China, and on March 11, 2020, the World Health Organization declared COVID-19 a pandemic. The outbreak has reached more than 160 countries and has led governments and other authorities around the world, including federal, state and local authorities in the United States, to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel bans, border closings, business closures, quarantines and shelter-in-place orders.

The impact of the COVID-19 pandemic and measures to prevent its spread could negatively impact our businesses in a number of ways. As our senior housing operators have responded to the pandemic, operating costs have begun to rise. If this trend continues, our operating results could be adversely affected. Our rental revenue and operating results also depend significantly on the occupancy levels at our properties. Following the COVID-19 outbreak, inquiries and tours at our senior housing properties have begun to decrease materially, move-ins at those properties have begun to slow and the pandemic raises the risk of an elevated level of resident illness and move-outs at those properties.

In our NNN senior housing, NNN healthcare and Office portfolios, tenants that experience deteriorating financial conditions as a result of the COVID-19 pandemic may be unwilling or unable to pay rent in full on a timely basis. In some cases, we may have to restructure tenants’ long-term rent obligations and may not be able to do so on terms that are as favorable to us as those currently in place. Numerous state, local, federal and industry-initiated efforts may also affect landlords’ ability to collect rent or enforce remedies for the failure to pay rent. Certain of our tenants, managers and operators may incur significant costs or losses responding to the COVID-19 pandemic, lose business due to any interruption in the operations of our properties or incur other liabilities related to shelter-in-place orders, quarantines, infection or other related factors. Risks related to the downturn in business of our tenants, managers and operators are also described in our risk factor titled “We face potential adverse consequences from the bankruptcy, insolvency or financial deterioration of one or more of our tenant, operators, borrowers, mangers and other obligors” under “Risk Factors—Risks Arising from Our Business” in our Annual Report on Form 10-K for the year ended December 31, 2019.

The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing across our portfolio as senior residents and tenants reduce or defer their spending.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VENTAS, INC.

Date: March 30, 2020	By:	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics & Compliance Officer